CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-3 (File No. _______________) of our report, dated March 24, 1995, on our audits of the consolidated financial statements and financial statement schedule of NorAm Energy Corp.
& Subsidiaries.   We  also  consent  to the reference to our firm
under the caption "Experts".



                                   /s/ Coopers & Lybrand L.L.P.



Houston, Texas
November 2, 1995